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                                                                   EXHIBIT 99.3


September 13, 1996                                             Company Contact:
Santa Ana, CA
                                                             Bikers Dream, Inc.
                                                              Rowland W. Day II
                                                                 (714) 835-8464




                         BIKERS DREAM ANNOUNCES CHANGES
                         TO ITS DIRECTORS AND OFFICERS

        Bikers Dream , Inc. (NASDAQ-BB-1-BIKR) ("Bikers Dream") has accepted the resignation of William Gresher, Chief Financial Officer. Donald J. Duffy has agreed to assume the duties of Chief Financial Officer.

        With the resignation of Mr. Gresher, the Company's annual overhead has been reduced by at least $750,000. This includes the resignation and termination of other employees and the sale of Tampa Bay Superstores.

        The Company believes that in connection with its current restructuring, operations will not be adversely affected by the reduction in personnel.

        Bikers Dream is the nations largest purveyor of pre-owned
Harley-Davidson motorcycles. Company stores average 10,000 square feet and offer a wide array of used Harley-Davidson motorcycles as well as thousands of parts and accessories and an extensive line of wearing apparel. The stores provide complete service and are open seven days a week.